                                                                  EXECUTION COPY





                   AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT


         This AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT ("this Amendment") is entered into as of September 30, 1994 by CABLE TV FUND 12-BCD VENTURE (the "Company") and the NOTEHOLDERS referred to below.


         PRELIMINARY STATEMENT. (1) Reference is made to the Note Purchase Agreement, dated as of March 31, 1992 (as such Note Purchase Agreement has been amended by Amendment No. 1 to Note Purchase Agreement dated as of March 31, 1994 and as such Note Purchase Agreement may be further amended from time to time, the "Note Purchase Agreement"), among the Company and the purchasers of the Notes referred to below. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Note Purchase Agreement.

         (2) Pursuant to the Note Purchase Agreement, at a closing held on March 31, 1992, the Company issued and sold and the financial institutions designated Purchasers therein purchased $93,000,000 in aggregate principal amount of the Company's 8.64% Senior Secured Notes due March 31, 2000 (the "Notes"), each Purchaser purchasing Notes in the principal amount indicated opposite its name in Schedule I to the Note Purchase Agreement. The institutions which are currently the beneficial holders of the Notes and any nominees which hold Notes for such institutions and are the record holders thereof are named in Schedule 1 hereto (for the purposes of this Amendment, such institutions and/or such nominees, as the context requires, are included in the term "Noteholders").

         (3)  The Company has requested that the Noteholders agree to amend
Section 9.12 of the Note Purchase Agreement, which establishes maximum permitted levels for the periods specified therein for the ratio of Funded Debt to Annualized Operating Cash Flow, and Section 9.25 of the Note Purchase Agreement, which limits the amount of Management Fees payable by the Company, all in the manner described herein. The Company has further requested that the Noteholders consent to certain amendments to the Loan Agreement. On the terms and subject to the conditions set forth in this Amendment, the Company and the Noteholders desire to amend the Note Purchase Agreement pursuant to Section
13.4 thereof and, the Noteholders desire to consent to certain amendments to the Loan Agreement pursuant to Section 9.22 of the Note Purchase Agreement.
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         NOW, THEREFORE,the Company and each of the undersigned Noteholders agree as follows:




SECTION 1. AMENDMENT TO THE NOTE PURCHASE AGREEMENT.

         SECTION 1.1. AMENDMENT TO SECTION 9.9. The Note Purchase Agreement is hereby amended by restating Section 9.9 thereof to read in its entirety as follows:

                  SECTION 9.9. TRANSACTIONS WITH AFFILIATES. The Company will not enter into any transaction (including, without limitation, the purchase, sale or exchange of any property, the rendering of any services or the payment of Management Fees) with any Affiliate, except in the ordinary course of the businesses of the Company, and in good faith and upon commercially reasonable terms that are no less favorable to the Company than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate; provided, however, that the Company may make payments to Affiliates to
         the extent permitted under the provisions of   Section 9.25 hereof.

         SECTION 1.2. AMENDMENT TO SECTION 9.12. The Note Purchase Agreement is hereby amended by restating Section 9.12 thereof to read in its entirety as follows:

                  SECTION 9.12. FUNDED DEBT TO ANNUALIZED OPERATING CASH FLOW RATIO. The Company will not permit the ratio of Funded Debt to Annualized Operating Cash Flow at any time during any period set forth below to exceed the applicable ratio set forth opposite such period below:

                                         Ratio of Funded Debt
                                       to Annualized Operating
         Period                               Cash Flow
         ------                        -----------------------
         1/l/92  - 6/29/93                   5.25:1.00
         6/30/93 - 3/30/94                   4.75:1.00
         3/31/94 - 3/30/95                   5.00:1.00
         3/31/95 - 3/30/96                   4.50:1.00
         3/31/96 - and thereafter            4.00:1.00





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         SECTION 1.3. AMENDMENT TO SECTION 9.25. The Note Purchase Agreement is
hereby amended by restating Section 9.25 thereof to read in its entirety as follows:

                 SECTION 9.25. PAYMENTS TO AFFILIATES. The Company will not pay or accrue any salaries or other compensation, fees (including Management Fees) or other payments (including Home Office Allocations) to Affiliates, except, in the absence of an Event of Default or Default hereunder and so long as such payment shall not cause an Event of Default or Default hereunder: (i) in connection with the sale of a System as permitted by Section 9.18 hereof, the Company may make such distributions to the Partners as shall be necessary to cover each such Partner's tax liability arising in connection with such sale; (ii) if the Company represents to the Noteholders as of the date of any such proposed payment that it is not aware of any Refund Liability, the Company may (A) repay advances (and accrued interest thereon at a rate not to exceed Jones' Weighted Average Cost of Borrowing for the period during which any such advance is outstanding) made by Jones to the Company and (B) prior to March 31, 1996, pay or accrue, as applicable,
         (1) Management Fees in an amount which for any Fiscal Quarter of the Company does not exceed five percent (5%) of the Company's Gross Operating Revenues for such Fiscal Quarter and (2) Home Office Allocations; provided, however, that if in any Fiscal Quarter the Company shall have repaid advances or made payments of Management Fees and Home Office Allocations to Jones at a time when such payment was permitted hereunder, but an Event of Default, Default or Refund Liability shall exist as of the end of the Fiscal Quarter in which such payment(s) were made, Jones shall repay the same to the Company immediately upon determination of the existence of such Event of Default, Default or Refund Liability and, after such repayment, the same shall be deemed to have been deferred for purposes of this Agreement; provided, further, that any Management Fees and Home Office Allocations accrued for any Fiscal Quarter but not paid out of the Company's Operating Cash Flow for such quarter may, prior to March 31, 1996, be deferred and subordinated to the Notes pursuant to the Subordination Agreement; and provided, further, that so long as there exists no Event of Default or Default under this Agreement or Refund Liability, and the making of such payment does not cause an Event of Default or Default hereunder, the Company may pay, prior to March 31, 1996, accrued interest on deferred Management Fees and Home Office Allocations at a rate not to exceed Jones, Weighted Average Cost of Borrowing for the period during which the payment of such Management Fees and Home Office Allocations is deferred; and provided, further, that after March 31, 1996, the Company may accrue and defer (but not pay until


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         the Notes have been repaid in full) (x) Management Fees in the amounts described in Subsection Section 9.25(ii)(B)(1) above and (y) Allocated Expenses; (iii) the Company may make payments to Affiliates for brokerage services, including in connection with the purchase or sale of a System, and for the sale of television or other signals, the purchase or lease of television or other signals or specialized equipment and the licensing of technology, provided (x) such transactions are at a price and on terms at least as favorable as those prices and terms being generally offered in the same market place by unrelated parties for goods or services as nearly identical as possible in regard to quality, technical advancement and availability, provided, however, that so long as no Default or Event of Default is in existence, the Company may pay brokerage fees to The Jones Group, Ltd. in connection with (a) the sale of a System to an entity which is not an Affiliate in an amount not to exceed two and one-half percent (2-1/2%) of the gross sales price of the System, and
         (b) the purchase of a System, in an amount not to exceed four and one half percent (4-1/2%) of the lower of the gross purchase price or appraisal value of the System and (y) payments to Jones Programming Services, Inc. ("Programming") for the purchase of signals or programming for the Systems shall not exceed the payments made by or charged to other Affiliates of Programming by Programming for comparable quantity and quality of signals or programming.

         SECTION 1.4. AMENDMENT TO SECTION 12.1. The following definition is hereby added, in alphabetical order, to Section 12.1 of the Note Purchase
Agreement:

                 The term "Refund Liability" shall mean a refund liability relating to the Company's cost of service showing calculation which is in excess of five million dollars ($5,000,000) and as to which there has been issued a final order of the FCC.


SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         In order to induce the Noteholders to execute and deliver this Amendment, the Company hereby represents and warrants that, giving effect to the amendment set forth in Section 1 of this Amendment, no event has occurred and no condition exists which constitutes a Default or an Event of Default.





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SECTION 3. AMENDMENT FEE.

         The Company shall pay to each Noteholder on or prior to the date of effectiveness of this Amendment an amendment fee in an amount equal to 0.25% of the aggregate unpaid principal amount of Notes outstanding and held by such Noteholder (without regard to whether such Noteholder is executing this Amendment).


SECTION 4. CONDITIONS TO EFFECTIVENESS OF AMENDMENT.

         This Amendment shall be effective as of the date hereof, but only upon satisfaction of the following conditions: (a) counterparts hereof have been executed and delivered by the Company and the holders of a majority in aggregate unpaid principal amount of Notes outstanding; (b) the Company has paid to each Noteholder the amendment fee pursuant to Section 3 hereof; and (c) the Amendment No. 1 to Credit Agreement, substantially in the form attached hereto as Exhibit A, has been duly executed and delivered by the Company and each of the other parties thereto.


SECTION 5. CONSENT TO AMENDMENT TO LOAN AGREEMENT.

         Pursuant to Section 9.22 of the Note Purchase Agreement which requires the Company to obtain the written consent of the holders of at least 66 2/3% of the aggregate principal amount of Notes outstanding prior to making certain amendments to the Loan Agreement, the Noteholders hereby approve and consent to the execution by the Company of Amendment No. 1 to the Credit Agreement substantially in the form attached hereto as Exhibit A.


SECTION 6. MISCELLANEOUS.

         SECTION 6.1. INSTRUMENT PURSUANT TO NOTE PURCHASE AGREEMENT.
This Amendment is executed pursuant to Section 13.4 of the Note Purchase Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with all of the terms and provisions of the Note Purchase Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Note Purchase Agreement shall remain unamended and unwaived.

         SECTION 6.2. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Company,the Noteholders and their respective successors and assigns.

         SECTION 6.3. COUNTERPARTS. This Amendment may be executed simultaneously in two or more counterparts, each of which shall


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be deemed to be an original but all of which shall constitute together but one and the same instrument.

         SECTION 6.4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the law of the State of New York.





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
         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers duly authorized thereunto as of the day and year first above written.


                               CABLE TV FUND 12-BCD VENTURE

                               By:   Cable TV FUND 12-B, LTD., a
                                         general partner

                               By:   Cable TV FUND 12-C, LTD., a
                                         general partner

                               By:   Cable TV FUND 12-D, LTD., a
                                         general partner

                               By:   JONES INTERCABLE, INC.,
                                       their general partner

                                     By:         s/ KEVIN P. COYLE
                                          --------------------------------------
                                          Name:     Kevin P. Coyle
                                          Title:    Group Vice President/Finance



                               JOHN HANCOCK MUTUAL LIFE INSURANCE
                                    COMPANY


                               By:        /s/ DANIEL C. BUDDE
                                   -----------------------------------
                                    Name:    Daniel C. Budde
                                    Title:   Investment Officer



                               JOHN HANCOCK VARIABLE LIFE INSURANCE
                                    COMPANY


                               By:       s/ STEPHEN A. MACLEAN
                                   -----------------------------------
                                    Name:   Stephen A. MacLean
                                    Title:  Investment Vice President



                               MELLON BANK, N.A., as Trustee for NYNEX
                                    MASTER PENSION TRUST, as directed by
                                    JOHN HANCOCK MUTUAL LIFE INSURANCE
                                    COMPANY



                               By:       s/ ALLAN M. SEAMAN
                                   -----------------------------------
                                    Name:   ALLAN M. SEAMAN
                                    Title:  ASSOCIATE COUNSEL


                              The decision to particpate in this investment, and representations made herein by the participant, and any actions taken hereunder by the participant has/have been made solely at the direction of the investment fiduciary who has sole investment discretion with respect to this investment.




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

                                     AMERICAN GENERAL LIFE INSURANCE COMPANY
                                          OF NEW YORK


                                     By:      /s/ PETER V. TUTERS
                                         ---------------------------------------
                                          Name:   Peter V. Tuters
                                          Title:  Vice President and
                                                   Chief Investment Officer



                                     GULF LIFE INSURANCE COMPANY


                                     By:      /s/ PETER V. TUTERS
                                         ---------------------------------------
                                          Name:   Peter V. Tuters
                                          Title:  Vice President and
                                                   Chief Investment Office



                                     CONNECTICUT MUTUAL LIFE INSURANCE COMPANY


                                     By:      /s/ WILLIAM F. CASE
                                         ---------------------------------------
                                          Name:   WILLIAM F. CASE
                                          Title:  Senior Investment Officer



                                     GREAT-WEST LIFE ANNUITY INSURANCE
                                          COMPANY


                                     By:      /s/ ERNIE P. FRIESEN
                                         ---------------------------------------
                                          Name:   Ernie P. Friesen
                                          Title:  Manager
                                                   Private Placement Investments


                                     By:      /s/ JULIE BOCK
                                         ---------------------------------------
                                          Name:   Julie Bock
                                          Title:  Manager
                                                   Private Placement Investments



                                     MASSACHUSETTS MUTUAL LIFE INSURANCE
                                          COMPANY


                                     By:       /s/ JOHN B. JORCE
                                         ---------------------------------------
                                          Name:    JOHN B. JORCE
                                          Title:

                                      THE TRAVELERS INSURANCE COMPANY


                                      By:      /s/ GILBERT G. CAMPBELL
                                          --------------------------------------
                                           Name:   GILBERT G. CAMPBELL
                                           Title:  Second Vice President





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


                                   SCHEDULE I



JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

MELLON BANK, N.A., as Trustee for NYNEX MASTER PENSION TRUST

AMERICAN GENERAL LIFE INSURANCE COMPANY OF NEW YORK

GULF LIFE INSURANCE COMPANY

CONNECTICUT MUTUAL LIFE INSURANCE COMPANY

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

THE TRAVELERS INSURANCE COMPANY